                                                                    Exhibit 4.4

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                              FIRST SUPPLEMENTAL
                   INDENTURE OF TRUST AND SECURITY AGREEMENT


                         Dated as of November 1, 1991


                                  BY AND AMONG


                          NATIONAL HEALTH CORPORATION
                   LEVERAGED EMPLOYEE STOCK OWNERSHIP TRUST,


                          NATIONAL HEALTH CORPORATION,

                        NATIONAL HEALTH INVESTORS, INC.

                                      AND

                            NATIONAL HEALTHCORP L.P.

                                       TO

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                   NATIONAL ASSOCIATION, as Indenture Trustee

                                      AND

               BARNETT BANKS TRUST COMPANY, NATIONAL ASSOCIATION,
                        as Florida Co-Indenture Trustee




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                                   EXHIBIT B
                    (to First Amendment to Note Agreement)




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
                                   TABLE OF CONTENTS

SECTION                                  HEADING                                     PAGE
Recitals..............................................................................   1

SECTION 1.      AMENDMENT OF THE GRANTING CLAUSES OF THE INDENTURE....................   2

SECTION 2.      EXCHANGE OF NOTES.....................................................   2

SECTION 3.      AMENDMENT OF SECTION 1 OF THE ORIGINAL INDENTURE......................   3
     Section 3.1.   Amendment of Section 1.1 of the Original Indenture................   3
     Section 3.2.   Definitions.......................................................  12

SECTION 4.      AMENDMENT OF SECTION 2 OF THE INDENTURE...............................  12
     Section 4.1.   Amendment of Section 2.1 of the Indenture.........................  12
     Section 4.2.   Amendment of Section 2.10 of the Indenture........................  12

SECTION 5.      AMENDMENT OF SECTION 3 OF THE INDENTURE...............................  12

SECTION 6.      AMENDMENT OF SECTION 4 OF THE ORIGINAL INDENTURE......................  14
     Section 6.1.   Amendment of Heading and First Sentence of Section 4..............  14
     Section 6.2.   Amendment of Section 4.1 of the Original Indenture................  14
     Section 6.3.   Amendment of Section 4.2 of the Original Indenture................  14
     Section 6.4.   Amendment of Section 4.3 of the Original Indenture................  14
     Section 6.5.   Amendment of Section 4.4 of the Original Indenture................  15
     Section 6.6.   Amendment of Section 4.5 of the Original Indenture................  16
     Section 6.7.   Amendment of Section 4.6 of the Original Indenture................  17
     Section 6.8.   Amendment of Section 4.7 of the Original Indenture................  18
     Section 6.9.   Amendment of Section 4.8 of the Original Indenture................  19
     Section 6.10.  Amendment of Section 4.9 of the Original Indenture................  20
     Section 6.11.  Amendment of Section 4.10 of the Original Indenture...............  20
     Section 6.12.  Amendment of Section 4.11 of the Original Indenture...............  22
     Section 6.13.  Amendment of Section 4.12.........................................  24
     Section 6.14.  Amendment of Section 4.14.........................................  24
     Section 6.15.  Amendment of Section 4.16 of the Original Indenture...............  25
     Section 6.16.  Amendment of Section 4.17 of the Original Indenture...............  25
     Section 6.17.  Amendment of Section 4.18 of the Original Indenture...............  25
     Section 6.18.  Amendment of Section 4.19 of the Original Indenture...............  26
     Section 6.19.  Amendment of Section 4.20 of the Original Indenture...............  26
     Section 6.20.  Amendment of Section 4.21 of the Original Indenture...............  28
     Section 6.21.  Amendment of Section 4.22 of the Original Indenture...............  32
     Section 6.22.  Amendment of Section 4 of the Original Indenture..................  32

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
SECTION 7.      AMENDMENT OF SECTION 7 OF THE INDENTURE................................ 38
     Section 7.1.   Amendment of Section 7.1 of the Original Indenture................. 38

SECTION 8.      AMENDMENT OF SECTION 8 OF THE INDENTURE................................ 38
     Section 8.1.   Amendment of Section 8.1 of the Original Indenture................. 38

SECTION 9.      AMENDMENT OF SECTION 9 OF INDENTURE.................................... 41
     Section 9.1.    Amendment of Section 9.4(c)(ii) of the Original Indenture......... 41

SECTION 10.    MISCELLANEOUS........................................................... 41
     Section 10.1. Successors and Assigns.............................................. 41
     Section 10.2. Severability........................................................ 41
     Section 10.3. Notices............................................................. 41
     Section 10.4. Counterparts........................................................ 42
     Section 10.5. Law Governing....................................................... 42
     Section 10.6. Expenses, Stamp Tax Indemnity....................................... 42
     Section 10.7. Modification Not To Effect Liability of Parties Under Original
                   Indenture........................................................... 42
     Section 10.8. Ratification........................................................ 43
     Section 10.9. References to Indenture............................................. 43

Signature.............................................................................. 44

Exhibit A -- Form of Substitute Series A Note
Exhibit B -- Form of Substitute Series B Note





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




                              FIRST SUPPLEMENTAL
                   INDENTURE OF TRUST AND SECURITY AGREEMENT


      THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST AND SECURITY AGREEMENT (this "First Supplemental Indenture"), dated as of November 1, 1991, by and among NATIONAL HEALTH CORPORATION LEVERAGED STOCK OWNERSHIP TRUST, a trust organized under the laws of the State of Tennessee (the "Issuer"), NATIONAL HEALTH INVESTORS, INC., a Maryland corporation (the "REIT"), NATIoNAL HEALTH CORPORATION, a Tennessee corporation ("National"), NATIONAL HEALTHCORP L.P., a Delaware limited partnership ("NHLP"), and STATE STREET BANK AND TRUST
COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the "Indenture Trustee") having a corporate trust office at 750 Main Street, Hartford, Connecticut 06103, Attention: Corporate Trust Department and BARNETT BANKS TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Florida Co-Indenture Trustee (the "Florida Co-Indenture Trustee") having a corporate office at 9000 Southside Boulevard, Building 100, Jacksonville, Florida 32256, Attention: Corporate Trust Department.

                                   RECITALS:

      A. The Issuer, National, NHLP, the Indenture Trustee and the Florida Co-Trustee entered into that certain Indenture of Trust and Security Agreement dated as of October 1, 1990 (the "Original Indenture" and, together with this First Supplemental Indenture, the "Indenture"), setting forth the terms and provisions of the Issuer's $20,000,000 aggregate principal amount of the Series A Senior Secured ESOP Notes due June 1, 2003 (the "Series A Notes") and $30,000,000 aggregate principal amount of the Series B Senior Secured ESOP Notes due December 1, 2005 (the "Series B Notes" and collectively with the Senior A Notes, the "Notes").

      B. NHLP and the REIT have entered into that certain Contribution and Assumption Agreement dated October 17, 1991 (the "Contribution Agreement") pursuant to which NHLP has transferred certain assets, including its interest in a portion of the Mortgaged Premises (the "Transferred Premises") to the REIT. In connection with the transfer of the Transferred Premises, NHLP, the REIT, the Indenture Trustee and the Florida Co-Indenture Trustee have entered into those certain Assumption Agreements each dated as of November 1, 1991 pursuant to which (i) the REIT has acknowledged that it is accepting the Transferred Premises subject to the lien of the respective Mortgages, (ii) the REIT has assumed the obligation to perform the covenants contained in the respective Mortgages and in the Indenture, as supplemented hereby and as may be further supplemented and amended, and (iii) NHLP has acknowledged that it has retained all of its liabilities for the obligations secured by each Mortgage.

      C. The transfer of the Transferred Premises pursuant to the Contribution Agreement resulted in a violation of certain covenants contained in the Original Indenture and the parties have requested that the Holders of the Notes waive such violations and consent to the transfer contemplated by the Contribution Agreement. The Holders of the Notes have granted their temporary consent by letters dated October 18, 1991,

November 15, 1991 and November 27, 1991, subject to execution and delivery of final, documentation. The Holders of the Notes have agreed to formalize their consent in accordance with the terms and conditions contained in those certain First Amendments to Note Agreement (the "First Amendment") dated as of November 1, 1991 between the Issuer and each Holder. As one of the conditions precedent to granting their consent and waiver under the First Amendment, the Holders have required, as a condition precedent to the effectiveness of their waiver and consent that the Issuer, National, NHLP and the REIT enter into this Supplemental Indenture and the Issuer, National, NHLP and the REIT, in consideration for such waivers and in order to induce the Purchasers into entering into the First Amendment, have agreed to do so.

      Now, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, NHLP, the REIT, National and the Issuer have executed and delivered this First Supplemental Indenture and certain of the other agreements referred to herein to which they are a party.

SECTION 1. AMENDMENT OF THE GRANTING CLAUSES OF THE INDENTURE.

      Granting Clause Sixth of the Indenture is hereby amended by deleting the words "or ss.9" in the third line thereof and inserting in lieu thereof ", ss.9 or ss.4.25".

SECTION 2. EXCHANGE OF NOTES.

      On a date to be mutually agreed upon between the Holders and the Issuer (but in any event not later than December 20, 1991), the Issuer shall execute and deliver substitute Series A Notes in the form attached hereto as Exhibit P (the "Substitute Series A Notes"), in an aggregate principal amount of and registered in the name of the Holders of the outstanding Series A Notes (the "Old Series A Notes") and substitute Series B Notes in the form attached hereto as Exhibit Q (the "Substitute Series B Notes"), in an aggregate principal amount of and registered in the name of the Holders of the outstanding Series B Notes (the "Old Series B Notes"). The Substitute Series A Notes and the Substitute Series B Notes are hereinafter collectively referred to as the "Substitute Notes". The Old Series A Notes and the Old Series B Notes are hereinafter collectively referred to as the "Old Notes". The Substitute Notes shall be dated the date of the Old Notes, and the Indenture Trustee shall mark on each Substitute Note (i) the date to which interest and principal have been paid on such Old Note, and (ii) all payments and prepayments of principal previously made on such Old Note that are allocable to such Substitute Note. On the Recording Date, the Indenture Trustee shall duly authenticate the Substitute Notes and deliver such Substitute Notes to Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, upon surrender to the Indenture Trustee of the Old Series A Notes and Old Series B Notes. Upon receipt of such Old Notes, the Indenture Trustee shall mark the Old Notes "Cancelled" and shall destroy the Old Notes, and shall deliver a certificate to the Issuer specifying that such destruction has been made.

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


SECTION 3. AMENDMENT OF SECTION 1 OF THE ORIGINAL INDENTURE.

      Section 3.1. Amendment of Section 1.1 of the Original Indenture. Section
1.1 of the Original Indenture is hereby amended as follows:

      (a) The definitions of "Affiliate", "Cash Flow", "Consolidated Adjusted Net Worth", "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Current Debt", "Consolidated Deferred Income", "Consolidated Funded Debt", "Consolidated Investment Net Worth", "Consolidated Net Income", "Consolidated Net Worth", "Consolidated Total Assets", "Convertible Subordinated Funded Debt", "Covenant Funded Debt", "Debt Service", "Interest Charges", "Minority Interests", "Non-Convertible Subordinated Funded Debt" and "Subsidiary" are hereby amended to read in their entirety as follows:

                  "Affiliate" shall mean a Person (other than a Subsidiary of
            NHLP, National, NHC or the REIT, as the case may be) (1) which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, NHLP, National, NHC or the REIT, as the case may be, (2) which beneficially owns or holds 5% or more of the Voting Equity Interest of NHLP, National, NHC, or the REIT, as the case may be, or (3) 5% or more of the Voting Equity Interest of which is beneficially owned or held by NHLP, National, NHC, or the REIT, as the case may be, or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Cash Flow" shall mean the sum of the following amounts for the immediately preceding 12 month period (all as determined without giving effect to any proposed incurrence of additional Funded Debt): (i) Consolidated Net Income, (ii) depreciation and amortization of assets, (iii) Interest Charges and (iv) Operating Lease Payments. In the case of a determination of Cash Flow for NHLP, such calculation shall be made for NHLP and its Restricted Subsidiaries. In the case of a determination of Cash Flow for the REIT, such calculation shall be made for the REIT and its consolidated Subsidiaries on a consolidated basis. In the case of a determination of Cash Flow for the Constituent Companies, such calculation shall be made for the REIT and its consolidated Subsidiaries and NHLP and its Restricted Subsidiaries on a combined basis, without duplication and eliminating intercompany items.

                        "Consolidated Adjusted Net Worth" shall mean, as of the
                  date of any determination thereof, (a) with respect to NHLP and its Restricted Subsidiaries, (i) total equity of NHLP and its Restricted Subsidiaries plus (ii) Subordinated Funded Debt of NHLP and its Restricted Subsidiaries plus
                  (iii) of NHLP and its Restricted Subsidiaries and minus (iv) Minority Interests of NHLP and its Restricted Subsidiaries, all on a consolidated basis and (b) with respect to the REIT and its consolidated Subsidiaries, (i) total equity of the REIT and its consolidated Subsidiaries plus (ii) Subordinated Funded Debt of the REIT and its consolidated Subsidiaries minus (iii) Minority Interests of the REIT and its consolidated Subsidiaries, all on a consolidated basis.

                        "Consolidated Current Assets" and "Consolidated Current
                  Liabilities" shall mean such assets and liabilities of, as the case may be, (i) NHLP and its Restricted Subsidiaries,
                  (ii) the REIT and its consolidated Subsidiaries and (iii) without duplication, the Constituent Companies, in each case as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

                        "Consolidated Current Debt" shall mean with respect to
                  NHLP and its Restricted Subsidiaries, all Current Debt of NHLP and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items and (b) with respect to the REIT and its consolidated Subsidiaries, all Current Debt of the REIT and its consolidated Subsidiaries, determined on a consolidated basis eliminating intercompany items.

                        "Consolidated Deferred Income" shall mean with respect
                  to NHLP and its Restricted Subsidiaries, deferred income of NHLP and its Restricted Subsidiaries as shall be determined in accordance with GAAP and as reflected as such on the balance sheets of NHLP.

                        "Consolidated Funded Debt" shall mean (a) with respect
                  to NHLP and its Restricted Subsidiaries, all Funded Debt of NHLP and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items and (b) with respect to the REIT and its consolidated Subsidiaries, all Funded Debt of the REIT and its consolidated Subsidiaries, determined on a consolidated basis eliminating intercompany items.

                        "Consolidated Investment Net Worth" shall mean, as of
                  the date of any determination thereof, (a) with respect to NHLP and its Restricted Subsidiaries, (i) total equity of NHLP and its Restricted

                  Subsidiaries plus (ii) Convertible Subordinated Funded Debt of NHLP and its Restricted Subsidiaries plus (iii) Consolidated Deferred Income of NHLP and its Restricted Subsidiaries and minus (iv) Minority Interests of NHLP and its Restricted Subsidiaries on a consolidated basis and (b) with respect to the REIT and its consolidated Subsidiaries,
                  (i) total equity of the REIT and its consolidated Subsidiaries plus (ii) Convertible Subordinated Funded Debt of the REIT and its consolidated Subsidiaries and minus (iii) Minority Interests of the REIT and its consolidated Subsidiaries, all on a consolidated basis.

                        "Consolidated Net Income" for any period shall mean (a)
                  with respect to NHLP and its Restricted Subsidiaries, the gross revenues of NHLP and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests of NHLP and its Restricted Subsidiaries, but excluding in any event:

                              (i) any gains or losses on the sale or other
                  disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                              (ii) the proceeds of any life insurance policy;

                              (iii) net earnings and losses of any Restricted
                  Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                              (iv) net earnings and losses of any corporation
                  (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by NHLP or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                              (v) net earnings and losses of any corporation
                  (other than a Restricted Subsidiary) with which NHLP or a Restricted Subsidiary shall have consolidated or which shall have merged into or with NHLP or a Restricted Subsidiary prior to the date of such consolidation or merger;


                              (vi) net earnings of any business entity (other
                  than a Restricted Subsidiary) in which NHLP or any Restricted Subsidiary has an ownership interest unless either (A) the total net earnings from all of such business entities do not exceed 10% of Consolidated Net Income for the period for which Consolidated

                  Net Income is being determined or (B) such net earnings shall have, actually been received by NHLP or such Restricted Subsidiary in the form of cash distributions;


                              (vii) any portion of the net earnings of any
                  Restricted Subsidiary which for any reason is unavailable for payment of dividends to NHLP or any other Restricted Subsidiary;


                              (viii) earnings resulting from any reappraisal,
                  revaluation or write-up of assets;

                              (ix) any deferred or other credit representing
                  any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                              (x) any gain arising from the acquisition of any
                  Securities of the Constituent Companies; and


                              (xi) any establishment or reversal of any
                  contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

                  (b) with respect to the REIT and its consolidated Subsidiaries, the gross revenues of the the REIT and its consolidated Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests of the the REIT and its consolidated Subsidiaries, but excluding in any event:

                              (i) any gains or losses on the sale or other
                  disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                              (ii) the proceeds of any life insurance policy;

                              (iii) net earnings and losses of any consolidated
                  Subsidiary accrued prior to the date it became a consolidated Subsidiary;

                              (iv) net earnings and losses of any corporation
                  (other than a consolidated Subsidiary of the REIT), substantially all the assets of which have been acquired in any manner by the REIT or any consolidated Subsidiary of the REIT, realized by such corporation prior to the date of such acquisition;

                              (v) net earnings and losses of any corporation
                  (other than a consolidated Subsidiary) with which the REIT or a consolidated Subsidiary of the REIT shall have consolidated or which shall have merged into or with the REIT or a consolidated Subsidiary of the REIT prior to the date of such consolidation or merger;

                              (vi) net earnings of any business entity (other
                  than a consolidated Subsidiary of the REIT) in which the REIT or any consolidated Subsidiary of the REIT has an ownership interest unless either (A) the total net earnings from all of such business entities do not exceed 10% of Consolidated Net Income for the period for which Consolidated Net Income is being determined or (B) such net earnings shall have actually been received by the REIT or such consolidated Subsidiary in the form of cash distributions;

                              (vii) any portion of the net earnings of any
                  consolidated Subsidiary of the REIT which for any reason is unavailable for payment of dividends to the REIT or any other consolidated Subsidiary of the REIT;

                              (viii) earnings resulting from any reappraisal,
                  revaluation or write-up of assets;

                              (ix) any deferred or other credit representing
            any excess of the equity in any Subsidiary of the REIT at the date of acquisition thereof over the amount invested in such Subsidiary;

                              (x) any gain arising from the acquisition of any
            Securities of the Constituent Companies; and

                              (xi) any establishment or reversal of any
            contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

                  "Consolidated Net Worth" shall mean as of the date of any
            determination thereof without duplication and eliminating intercompany items, total equity of the Constituent Companies plus Subordinated Funded Debt of NHLP and its Restricted Subsidiaries and the REIT and its consolidated Subsidiaries, and minus Minority Interests of NHLP and its Restricted Subsidiaries and the REIT and its consolidated Subsidiaries, all on a combined basis.

                  "Consolidated Total Assets" shall mean, as of the date of any determination thereof, (a) with respect to NHLP and its Restricted Subsidiaries, the total amount of all assets of NHLP and its Restricted Subsidiaries (less depreciation, depletion, and other properly deductible valuation reserves) and (b) with respect to the REIT and its consolidated Subsidiaries, the total amount of all assets of the REIT and its consolidated Subsidiaries (less depreciation, depletion, and other properly deductible valuation reserves).

                  "Convertible Subordinated Funded Debt" shall mean (a) with respect to NHLP and its Restricted Subsidiaries, all unsecured Funded Debt of NHLP which contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit Z attached hereto (or such other provisions as may be approved by the holders of at least 64% of the aggregate principal amount of the Notes (evidenced by a written consent of such holders)) providing for the subordination thereof to other Funded Debt of NHLP, including in Funded Debt of NHLP, without limitation, the Guaranty Agreement, and which entitles the holder thereof to convert the principal amount of such debt into an Equity Interest of NHLP and (b) with respect to the REIT and its consolidated Subsidiaries, all unsecured Funded Debt of the REIT which contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit Z attached hereto (or such other provisions as may be approved by the holders of at least 64% of the aggregate principal amount of the Notes (evidenced by a written consent of such holders)) providing for the subordination thereof to other Funded Debt of the REIT, including in Funded Debt of the REIT, without limitation, the REIT Guaranty, and which entitles the holder thereof to convert the principal amount of such debt into an Equity Interest of the REIT.


                  "Covenant Funded Debt" shall mean (a) with respect to NHLP and its Restricted Subsidiaries, the sum of Senior Funded Debt of NHLP plus Non-Convertible Subordinated Funded Debt of NHLP and (b) with respect to the REIT and its consolidated Subsidiaries, the sum of Senior Funded Debt of the REIT plus NonConvertible Subordinated Funded Debt of the REIT.

                  "Debt Service" for any period shall mean the sum of (i)
            Interest Charges for such period plus (ii) Operating Lease payments for such period and plus (iii) principal of Funded Debt payable during such period, in each case without duplication and eliminating intercompany items.

                  "Interest Charges" for any period shall mean all interest and amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. 12 Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

                  "Minority Interests" shall mean (a) with respect to NHLP and its Restricted Subsidiaries, any Equity Interest of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that is not owned by NHLP and/or one or more of its Restricted Subsidiaries and (b) with respect to the REIT and its consolidated Subsidiaries, any Equity Interest' of any class of a consolidated Subsidiary of the REIT (other than directors' qualifying shares as required by law) that is not owned by the REIT and/or one or more of its consolidated Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

                  "Non-Convertible Subordinated Funded Debt" shall mean (a)
            with respect to NHLP and its Restricted Subsidiaries, 75% of unsecured Funded Debt of NHLP which contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit Z attached hereto (or such other provisions as may be approved by the holders of at least 64% of the aggregate unpaid principal amount of the Notes (evidenced by a written consent of such holders)) providing for the subordination thereof to other Funded Debt of NHLP, including, without limitation, the Guaranty Agreement, and which does not entitle the holder thereof to convert the principal amount of such debt into an Equity Interest of NHLP and (b) with respect to the REIT and its consolidated Subsidiaries, 75% of unsecured Funded Debt of the REIT which contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit Z attached hereto (or such other provisions as may be approved by the holders of at least 64% of the aggregate unpaid principal amount of the Notes (evidenced by a written consent of such holders)) providing for the subordination thereof to other Funded Debt of the REIT, including, without limitation, the REIT Guaranty, and which does not entitle the holder thereof to convert the principal amount of such debt into an Equity Interest of the REIT.

                  "Subordinated Funded Debt" shall mean (a) with respect to
            NHLP and its Restricted Subsidiaries, the sum of Convertible i 6 Subordinated Funded Debt of NHLP and its Restricted Subsidiaries plus Non-Convertible Subordinated Funded Debt of NHLP and its Restricted Subsidiaries, and (b) with respect to the REIT and its consolidated Subsidiaries, the sum of Convertible Subordinated Funded Debt of the REIT and its consolidated Subsidiaries plus Non-Convertible Subordinated Funded Debt of the REIT and its consolidated Subsidiaries.

      (b) Section 1.1 of the Original Indenture is hereby further amended by amending the definition of "Fiscal Year" by adding after the word National in the first line thereof ", the REIT" and by adding at the end thereof "provided further, that the Fiscal Year of NHLP and the REIT shall in any event end on the same day."

      (c) Section 1.1 of the Original Indenture is hereby further amended by amending the first sentence of the definition of "Make-Whole Premium Amount" to read in its entirety as follows:

            "Make-Whole Premium Amount" as at any date a payment thereof is due (the "payment date") in connection with a payment or prepayment in respect of the Notes shall mean the excess of (i) the present value as at the payment date of the Prepaid Cash Flows, discounted semiannually at an annual rate which is equal to the Treasury Rate plus (A) in the case of any payment pursuant to ss.3.7 hereof, 1.50% and (B) in the case of any other payment hereunder pursuant to which a premium is expressed to be due and payable, 0.50% over, in each case, (ii) the aggregate principal amount of the Notes then to be paid or prepaid.

      (d) Section 1.1 of the Original Indenture is hereby further amended by amending the last sentence of the definition of "Subsidiary" to read in its entirety as follows:

            The term "Subsidiary" shall mean a subsidiary of NHLP, National, NHC, or the REIT, as the context shall require.

      (e) Section 1.1 of the Indenture is hereby further amended by adding thereto the following new definitions in alphabetical order:

                  "Assumption Agreements" shall mean the separate Assumption
            Agreements, each dated as of November 1, 1991 among NHLP, the REIT, the Indenture Trustee and the Florida Co-Indenture Trustee.

      "Combined Subordinated Funded Debt" shall mean all unsecured Funded Debt of NHLP and all unsecured Funded Debt of the REIT, in each case which contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit Z attached hereto (or such other provisions as may be approved by the holders of at least 64% of the aggregate principal amount of the Notes (evidenced by a written consent of such holders)) providing for the subordination thereof to other Funded Debt of NHLP and the REIT, respectively.

      "Constituent Companies" shall mean NHLP, its Restricted Subsidiaries and the REIT and its consolidated Subsidiaries, taken as a whole.

      "Current Assets" and "Current Liabilities" shall mean such assets and liabilities as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

      "First Amendments" means the separate First Amendments to Note Agreement each dated as of November 1, 1991 between the Issuer and each Holder.

      "Homewood Facility" shall mean the Homewood Health Care Center in Glasgow, Kentucky.

      "Pro Forma Debt Service" shall mean for the 12-month period immediately succeeding the date of determination thereof, the maximum aggregate amount of Debt Service which would have become payable in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Indebtedness and Operating Leases and any concurrent retirement of outstanding Indebtedness or termination of any Operating Leases. In the case of a determination of Pro Forma Debt Service for NHLP, such calculation shall be made for NHLP and its Restricted Subsidiaries on a consolidated basis. In the case of a determination of Pro Forma Debt Service for the REIT, such calculation shall be made for the and its consolidated Subsidiaries on a consolidated basis. In the case of a determination of Pro Forma Debt Service for the Constituent Companies, such calculation shall be made for the REIT and its consolidated Subsidiaries and NHLP and its Restricted Subsidiaries on a combined basis, without duplication and eliminating intercompany items.

                  "Prospectus" shall mean the Prospectus dated October 9, 1991 in connection with the issuance and sale of the REIT's Senior Subordinated Convertible Debentures Due 2006.

                  "REIT" shall mean National Health Investors, Inc., a Maryland corporation.

                  "REIT Debentures" shall mean the Senior Subordinated
            Convertible Debentures Due 2006 of the REIT, as described in the Prospectus, in an aggregate principal amount of not less than $50,000,000 and not more than $110,000,000.

      Section 3.2. Definitions. Unless otherwise defined herein, other capitalized terms used herein shall have the meanings given thereto in the Original Indenture.

SECTION 4. AMENDMENT OF SECTION 2 OF THE INDENTURE.

      Section 4.1. Amendment of Section 2.1 of the Indenture. The last sentence of Section 2.1(a) of the Indenture is hereby amended to read in its entirety as follows:

            The Series A Notes shall be substantially in the form attached to the First Supplemental Indenture as Exhibit A and the Series B Notes shall be substantially in the form attached to the First Supplemental Indenture as Exhibit B and shall be subject to required and optional prepayment as provided in ss.3.

      Section 4.2. Amendment of Section 2.10 of the Indenture. Section 2.10 of the Indenture is hereby amended by changing the percentage "10.69%" to "10.50%" each place it appears therein and by changing the percentage "10.87%" to "10.68%" each place it appears therein.

SECTION 5. AMENDMENT OF SECTION 3 OF THE INDENTURE.

      Section 3 of the Indenture is hereby amended by adding thereto the following new Section 3.7.

                  Section 3.7. Purchase Upon a Debt Downgrade. If, on December
            31, 1992, the Notes are not rated "2" (or an NAIC equivalent rating) or higher by the National Association of Insurance Commissioners (the "NAIC"), each Holder of any Notes shall be entitled to tender the Notes held thereby to NHLP for purchase pursuant to this ss.3.7. The Holder may tender the Notes held by it at any time from and after December 31, 1992 through the later to occur of (a) April 1, 1993 and (b) if a request for a reconsideration of the downgrading has been submitted by any Holder, the later of (i) the day prior to the date on which the NAIC has responded to such request, if such response results in the Notes being rated "2" (or on NAIC equivalent rating) or higher; provided, however, that if the Notes are not rated "2" (or a NAIC equivalent rating) or higher on December 31, 1992 and thereafter (but prior to April 1, 1993) the Notes are rated "2" (or an NAIC equivalent rating) or higher, the Holders' right to tender shall continue through April 1, 1993 and (ii) 90 days after the day prior to the date on which the NAIC has responded to such request if such response results in the Notes being rated lower than "2" (or an NAIC equivalent rating) (such period, the "Downgrade Tender Period"). NHLP hereby agrees that if any holder of the Notes shall have requested NHLP to consent to any request for a rating on the Notes as provided in Section 4.1 of the First Amendment, it will not unreasonably withhold its consent to any such request.

                  At any time during the Downgrade Tender Period, the holder or holders of any Notes shall have the privilege, upon written notice (the "Downgrade Tender Notice") to NHLP, of tendering all Notes held by such holder or holders serving such Downgrade Tender Notice to NHLP for purchase and thereupon NHLP shall be obligated to purchase such Notes on the thirtieth Business Day after receipt of such Downgrade Tender Notice, and NHLP covenants and agrees to purchase or cause to be purchased on such day all Notes held by such holder or holders serving such Downgrade Tender Notice to NHLP.

            In the event that any holder or holders of the Notes shall have elected to tender for purchase all of the Notes held thereby pursuant to this ss.3.7, then NHLP shall promptly, but in any event within five days after the receipt of any Downgrade Tender Notice, deliver written notice of such election to tender to each other holder of the Notes and, notwithstanding the provisions of the immediately preceding paragraph, the right of each such other holder to tender for purchase (by delivery of a Downgrade Tender Notice) all of the Notes had thereby pursuant to this ss.3.7 shall remain in effect until 25 days after receipt by such holders of the notice from NHLP required to be delivered pursuant to this paragraph; provided, however, that the provisions of this sentence shall only apply with respect to notices required to be delivered pursuant to this paragraph to the extent that such notices redate to Downgrade Tender Notices made by holders of the Notes prior to the expiration of the Downgrade Tender Period.

            All purchases of the Notes pursuant to this ss.3.7 shall be made by NHLP by the payment of the aggregate principal amount remaining unpaid on such Notes and accrued interest thereon to the date of the prepayment of such Notes, together with the Make-Whole Premium Amount. Any purchases of less than all of the outstanding Notes made pursuant to this ss.3.7 shall be applied to the payment in full of the Notes held by the holders providing a Downgrade Tender Notice. The amounts of the scheduled prepayments on all Notes not purchased shall be unchanged by such purchase.

SECTION 6. AMENDMENT OF SECTION 4 OF THE ORIGINAL INDENTURE.

      Section 6.1. Amendment of Heading and First Sentence of Section 4. The heading and first sentence of Section 4 are hereby amended to read in their entirety as follows:

            SECTION 4 COVENANTS OF NHLP AND THE REIT

                    NHLP and the REIT, as the case may be, hereby covenant, represent and warrant with the Indenture Trustee for the benefit of the Indenture Trustee and the holders of the Notes as follows:

      Section 6.2. Amendment of Section 4.1 of the Original Indenture. Section
4.1 of the Original Indenture is hereby amended by adding thereto the following new sentence at the end thereof:

                  The REIT will at all times preserve, warrant and defend the
            Indenture Trustee's title and right in and to the Facilities to be Transferred against the claims of all Persons.

      Section 6.3. Amendment of Section 4.2 of the Original Indenture. The text of Section 4.2 of the Original Indenture through the word "business" occurring immediately prior to the first proviso therein is hereby amended to read in its entirety as follows:

                  Section 4.2. Existence. NHLP and the REIT each will preserve and keep in full force and effect, NHLP will cause each Restricted Subsidiary to preserve and keep in full force and effect and the REIT will cause each of its consolidated Subsidiaries to preserve and keep in full force and effect its legal existence as a limited partnership, general partnership or corporation, as the case may be, and all licenses and permits necessary to the proper conduct of its business,

      Section 6.4. Amendment of Section 43 of the Original Indenture. Section
4.3 of the Original Indenture is hereby amended by adding thereto the following new paragraphs at the end thereof:

                  The REIT covenants and agrees to perform, abide by and to be governed and restricted by each and all of the terms, provisions, restrictions, covenants and agreements set forth in each Operative Agreement to which it is a party, and in each and every supplement thereto or amendment thereof which may at any time or from time to time be executed and delivered by the parties thereto or their successors and assigns, to the same extent as though each and all of said terms, provisions, restrictions, covenants and agreements were fully set out herein and as though any amendments or supplements to each of such Operative Agreements were fully set out in an amendment or supplement to this Indenture.

                  The REIT will at any time and from time to time, at its own expense, do, execute, acknowledge and deliver to the Noteholders and/or the Indenture Trustee such further act, deed, conveyance, transfer, instrument, document and assurance and take such further action, if the Noteholders and/or the Indenture Trustee may from time to time reasonably request, in order to further carry out the intent and purpose of this Indenture and to establish and protect the rights, intentions and remedies created, or intended to be created, in favor of the Noteholders, including, without limitation, the execution, delivery and recordation and filing of mortgages, security agreements and financing statements and continuation statements under the Uniform Commercial Code required by applicable law to be so recorded or filed so as to make effective of record the lien intended to be created thereby.

      Section 6.5. Amendment of Section 4.4 of the Original Indenture. Section
4.4 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.4. Insurance. NHLP and the REIT each will maintain,
            NHLP will cause each Restricted Subsidiary to maintain and the REIT will cause each of its consolidated Subsidiaries to maintain insurance coverage by financially sound and reputable insurers accorded a rating by A.M. Best Company, Inc. at the time of issuance of any policy of in the case of professional liability and property insurance, A:VII or higher, in the case of property insurance on boilers and machinery, A:1X or higher, and in the case of all other policies, A:XII or higher, such insurance coverage to be in such forms and amounts and against such risks as are customary for business entities of established reputation engaged in the same or a similar business and owning and operating similar properties; provided, that NHLP or the REIT, as the case may be, will, on the date of renewal of any such policy, obtain such insurance policy from a financially sound and reputable insurer accorded a rating by A.M. Best Company, Inc. of A:XII or higher at the time of issuance of such policy.

      Section 6.6. Amendment of Section 4.5 of the Original Indenture. Section
4.5 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.5. Taxes, Claims for Labor and Materials, Compliance
            with Laws. NHLP and the REIT each will promptly pay and discharge, NHLP will cause each Restricted Subsidiary promptly to pay and discharge and the REIT will cause each of its consolidated Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed (upon NHLP, the REIT, such Restricted Subsidiary or such consolidated Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of NHLP, the REIT, such Restricted Subsidiary or such consolidated Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of NHLP, the REIT, such Restricted Subsidiary or such consolidated Subsidiary; provided NHLP, the REIT, such Restricted Subsidiary or such consolidated Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of NHLP, the REIT, such Restricted Subsidiary or such consolidated Subsidiary or any material interference with the use thereof by NHLP, the REIT, such Restricted Subsidiary or such consolidated Subsidiary, and (ii) NHLP, the REIT, such Restricted Subsidiary or such consolidated Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. NHLP and the REIT will promptly comply, NHLP will cause each Subsidiary to comply and the REIT will cause each of its consolidated Subsidiaries to comply with all laws, ordinances or governmental rules and regulations to which it is subject, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of NHLP, the REIT or the Constituent Companies taken as a whole or would result in any Lien except:

                        (a) Liens for property taxes and assessments or
                  governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by this ss.4.5;

                        (b) Liens of or resulting from any judgment or award,
                  the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which NHLP, the REIT, a Restricted Subsidiary or any consolidated Subsidiary of the REIT shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                        (c) Liens incidental to the conduct of business or the
                  ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and

                        (d) minor survey exceptions or minor encumbrances,
                  easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of NHLP, the REIT, NHLP's Restricted Subsidiaries and the REIT's consolidated Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of NHLP, the REIT, NHLP's Restricted Subsidiaries and the REIT's consolidated Subsidiaries.

      Section 6.7. Amendment of Section 4.6 of the Original Indenture. Section
4.6 of the Original Indenture is hereby amended to read in its entirety as follows:

            Section 4.6. Maintenance. NHLP and the REIT will:

                  (a) maintain, preserve and keep, and NHLP will cause each
            Restricted Subsidiary to maintain, preserve and keep and the REIT will cause each of its consolidated Subsidiaries to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; and

                  (b) without limiting the requirements set forth in clause (a), maintain the Financed Facilities (i) in accordance with the Mortgages and the Note and Mortgage Assignments, (ii) in compliance with all requirements (other than the requirement of having a provider contract in existence) necessary to allow the Financed Facilities to qualify at all times as eligible providers for "Medicare" and "Medicaid" and, (iii) as eligible providers of "Medicare" and maintain its other Property in good condition, reasonable wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto all in accordance with customary industry standards, provided that if NHLP shall determine, as evidenced by a resolution of its Board of Directors, that continued compliance with all requirements of "Medicare" and "Medicaid" or continued participation as a "Medicare" provider is not in the best interests of NHLP, the Financed Facilities shall not be required to be so maintained.

      Section 6.8. Amendment of Section 4.7 of the Original Indenture. Section
4.7 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.7. Nature of Business. (a) Neither NHLP nor any
            Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by NHLP and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by NHLP and its Restricted Subsidiaries on the date of this Indenture; provided, however, that NHLP may establish the REIT and may transfer certain of its nursing home facilities described in the Prospectus under the heading "The Healthcare Facilities" (including the Financed Facilities in accordance with and subject to the Assumption Agreements) to the REIT, in accordance with and as provided in the Prospectus.

                  (b) Neither the REIT nor any of its consolidated Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the REIT and its consolidated Subsidiaries would be substantially changed from the general nature of the business to be engaged in by the REIT and its consolidated Subsidiaries as described in the Prospectus, and the REIT will at all times conduct its business so as to qualify for taxation as a Real

            Estate Investment Trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended.

      Section 6.9. Amendment of Section 4.8 of the Original Indenture. Section
4.8 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.8. Compliance with Environmental Laws. (a) NHLP
            shall, and shall cause its Restricted Subsidiaries to, and the REIT shall, and shall cause its consolidated Subsidiaries to, carry on the business and operations at its Properties and all Properties managed by it to comply in all material respects, and will comply in all material respects with all applicable Federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning public health, safety or the environment including without limitation, any such applicable law, statute, rule, regulation or ordinance relating to releases, discharges or. emissions of Hazardous Substances to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, fractious petroleum, petroleum derivatives or by-products, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the REIT and its Subsidiaries and NHLP and its Subsidiaries and General Partners or the operation, construction or modification of any thereof, including, but not limited to the following, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.11001 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. ss.7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.4321, the Rivers and Harbours Act of 1899, 33 U.S.C. ss.401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. ss.1531, et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., ss.2601, et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

                  (b) NHLP shall, and shall cause its Restricted Subsidiaries to, and the REIT shall, and shall cause its consolidated Subsidiaries to, prevent the imposition of any liens or encumbrances against the Properties for the costs of any response, removal, or remedial action or clean up of Hazardous Substances.

      Section 6.10. Amendment of Section 4.9 of the Original Indenture. Section
4.9 of the Original Indenture is hereby amended by adding thereto the following new sentence at the end thereof:

                  The REIT will give advance written notice to the Indenture
            Trustee of any proposed change in the REIT's name or location of its principal office and will execute and deliver to the Indenture Trustee at least 60 days prior to the occurrence of any such change, all additional financing statements, as the Indenture Trustee may require, or as may be required by law in order to publish notice of and to continue the lien and security interest of this Indenture on and in respect of the Mortgaged Property.

      Section 6.11. Amendment of Section 4.10 of the Original Indenture. (a) Paragraphs (a) and (b) of Section 4.10 of the Original Indenture are hereby amended to read in their entirety as follows:

                  (a) NHLP and the REIT each will not, and NHLP will not permit any Restricted Subsidiary and the REIT will not permit any consolidated Subsidiary to, consolidate with or be a party to a merger with any other Person (other than a transaction in accordance with the provisions of ss.4.2); provided, however, that:

                        (1) any Restricted Subsidiary may merge or consolidate
                  with or into NHLP or another Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving NHLP, NHLP shall be the surviving or continuing entity; and

                        (2) NHLP may consolidate or merge with any other Person
                  if: (i) NHLP shall be the surviving or continuing entity and
                  (ii) at the time of such consolidation or merger, and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

                        (3) any consolidated Subsidiary of the REIT may merge or
                  consolidate with or into the REIT or another

                  Wholly-owned consolidated Subsidiary of the REIT so long as in any merger or consolidation involving the REIT, the REIT shall be the surviving or continuing entity; and

                        (4) The REIT may consolidate or merge with any other
                  Person if: (i) the REIT shall be the surviving or continuing entity; and (ii) at the time of such consolidation or merger, and after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

                  (b) NHLP will not, and will not permit any Restricted
            Subsidiary to sell, lease, transfer, abandon or otherwise dispose of any Financed Facility or all or any substantial part of the assets of NHLP and its Restricted Subsidiaries and the REIT will not and will not permit any of its consolidated Subsidiaries to sell, lease, transfer, abandon or otherwise dispose of any Financed Facility or all or any substantial part of the assets of the REIT and its consolidated subsidiaries (in each case other than in connection with a transaction in accordance with the provisions of ss.4.2); provided that the foregoing restrictions do not apply to:

                        (1) the sale, lease, transfer or other disposition of
                  assets of a Restricted Subsidiary to NHLP or another Restricted Subsidiary or the sale, lease, transfer or other disposition of assets of a consolidated Subsidiary of the REIT to the REIT or another consolidated Subsidiary thereof;

                        (2) the sale, lease or other disposition of any or all
                  of the Owned Facilities (including, without limitation, the Facilities to be Transferred); provided, however, that either
                  (i) the Indenture Trustee retains a first mortgage on such assets and NHLP continues to either manage any Owned Facility so transferred pursuant to a Management Agreement in accordance with the provisions of ss.4.22 or operate as lessee any Owned Facility so transferred pursuant to a lease agreement in form and substance satisfactory to the Holders of the Notes or (ii) NHLP provides a Substitute Financed Facility pursuant to ss.10 with respect to each Owned Facility so transferred; or

                        (3) the transfer of those nursing home facilities
                  described under "The Healthcare Facilities" in the Prospectus but, with respect to such facilities that are Financed Facilities, only in accordance with the First Amendment and the Assumption Agreements and subject to the limitations set forth in paragraph 2 above.

            (b) The last paragraph of Section 4.10 of the Original Indenture is hereby amended by adding at the end thereof the following new sentence:

                  As used in this ss.4.10, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the REIT and its consolidated Subsidiaries only if the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by the REIT and its consolidated Subsidiaries during the immediately preceding Four-Quarter Period of the REIT exceeds 15% of Consolidated Total Assets determined as of the end of the immediately preceding Fiscal Quarter.

      Section 6.12. Amendment of Section 4.11 of the Original Indenture. Section
4.11 of the Original Indenture is hereby amended to read in its entirety as follows:

                  (a)  NHLP will not permit at any time either:

                       (i) the ratio of Covenant Funded Debt of NHLP and its Restricted Subsidiaries to Consolidated Adjusted Net Worth of NHLP and its Restricted Subsidiaries to exceed 3.5:1; provided, however, that the ratio of Covenant Funded Debt of NHLP and its Restricted Subsidiaries to Consolidated Adjusted Net Worth of NHLP and its Restricted Subsidiaries may increase to not more than 4.0:1.0 for any number of nonconsecutive Four Quarter Periods; or

                       (ii) the ratio of Consolidated Current Debt of NHLP and its Restricted Subsidiaries to Consolidated Adjusted Net Worth of NHLP and its Restricted Subsidiaries to exceed 1.0:1.0; provided, however, that for purposes of this ss.4.11(a)(ii), Consolidated Current Debt of NHLP and its Restricted Subsidiaries shall not include current maturities of Funded Debt of NHLP and its Restricted Subsidiaries.

                  (b)  The REIT will not permit at any time either:

                       (i) the ratio of Covenant Funded Debt of the REIT and its consolidated Subsidiaries to Consolidated Adjusted Net Worth of the REIT and its consolidated Subsidiaries to exceed 3.5:1; provided, however, that the ratio of Covenant Funded Debt of the REIT and its consolidated Subsidiaries to Consolidated Adjusted Net Worth of the REIT and its consolidated Subsidiaries may increase to not more than 4.0:1.0 for any number of nonconsecutive Four Quarter Periods; or

                        (ii) the ratio of Consolidated Current Debt to Consolidated Adjusted Net Worth of the REIT and its consolidated Subsidiaries to exceed 1.0:1.0; provided, however, that for purposes of this ss.4.11(b)(ii), Consolidated Current Debt of the REIT and its consolidated Subsidiaries shall not include current maturities of Funded Debt of the REIT and its consolidated Subsidiaries.

                  (c)   Neither NHLP or the REIT will permit at any time either:

                        (i) the ratio of (A) the sum of Covenant Funded Debt of NHLP and its Restricted Subsidiaries plus Covenant Funded Debt of the REIT and its consolidated Subsidiaries to (B) the sum of Consolidated Adjusted Net Worth of NHLP and its Restricted Subsidiaries plus Consolidated Adjusted Net Worth of the REIT and its consolidated Subsidiaries to exceed 3.5:1; provided, however, that the ratio of (A) the sum of Covenant Funded Debt of NHLP and its Restricted Subsidiaries plus Covenant Funded Debt of the REIT and its consolidated Subsidiaries to (B) the sum of Consolidated Adjusted Net Worth of NHLP and its Restricted Subsidiaries plus Consolidated Adjusted Net Worth of the REIT and its consolidated Subsidiaries may increase to not more than 4.0:1.0 for any number of nonconsecutive Four Quarter Periods; or

                        (ii) the ratio of (A) the sum of Consolidated Current Debt of NHLP and its Restricted Subsidiaries plus Consolidated Current Debt of the REIT and its consolidated Subsidiaries to
                  (B) Consolidated Adjusted Net Worth of NHLP and its Restricted Subsidiaries plus Consolidated Adjusted Net Worth of the REIT and its consolidated Subsidiaries to exceed 1.0:1.0; provided, however, that for purposes of this ss.5.12(c)(ii), Consolidated Current Debt of NHLP and its Restricted Subsidiaries shall not include current maturities of Funded Debt of NHLP and its Restricted Subsidiaries and Consolidated Current Debt of the REIT and its consolidated Subsidiaries shall not include current maturities of Funded Debt of the REIT and its consolidated Subsidiaries.

                  (d) Neither NHLP nor the REIT shall incur any additional
            Combined Subordinated Funded Debt if, after giving effect to the issuance of such Indebtedness, the aggregate unpaid principal amount of Combined Subordinated Funded Debt would exceed $150,000,000.

      Section 6.13. Amendment of Section 4.12. Section 4.12 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.12. Ratio of Cash Flow to Pro Forma Debt Service.

                  (a) NHLP will at all times keep and maintain the ratio of Cash
            Flow to Pro-Forma Debt Service at 1.30 to 1.00 or greater.

                  (b) The Constituent Companies will at all times keep and
            maintain the ratio of Cash Flow to Pro Forma Debt Service at 1.30 to
            1.00 or greater.

                  (c) The REIT and its consolidated Subsidiaries (i) will at all times after the release of the Additional Collateral keep and maintain and (ii) shall have attained prior to and as a condition to the incurrence of any indebtedness (other than the REIT Debentures) the ratio of Cash Plow to Pro Forma Debt Service at 1.20 to 1.00 or greater.

      Section 6.14. Amendment of Section 4.14. Section 4.14 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.14. Current Ratio.

                  (a) NHLP will at all times keep and maintain the ratio of
            Consolidated Current Assets of NHLP and its Restricted Subsidiaries to Consolidated Current Liabilities of NHLP and its Restricted Subsidiaries at not less than 1.5 to 1.0.

                  (b) The Constituent Companies will at all times keep and
            maintain the ratio of without duplication, the sum of (i) Consolidated Current Assets of NHLP and its Restricted Subsidiaries plus Consolidated Current Assets of the REIT and its consolidated Subsidiaries to without duplication, the sum of (ii)

                  Consolidated Current Liabilities of NHLP and its Restricted Subsidiaries plus Consolidated Current Assets of the REIT and its consolidated Subsidiaries at not less than 1.3 to 1.0.

                  (c) The REIT and its consolidated subsidiaries will at all times keep and maintain the ratio of Consolidated Current Assets of the REIT and its consolidated Subsidiaries to Consolidated Current Liabilities of the REIT and its consolidated Subsidiaries at not less than 1.0 to 1.0.

      Section 6.15. Amendment of Section 4.16 of the Original Indenture. Section
4.16 of the Original Indenture is hereby amended by adding thereto the following new sentence at the end thereof:

                  The REIT will not, and will not permit any of its consolidated
            Subsidiaries to, become or be liable in respect of any Guaranty except the REIT Guaranty and Guaranties of the REIT which are limited in amount to a stated principal amount of Indebtedness thereby guaranteed and provided that the Indebtedness represented thereby shall have been incurred within the applicable limitations provided in ss.4.11.

      Section 6.16. Amendment of Section 4.17 of the Original Indenture. Section
4.17 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.17. Purchase of Notes by NHLP or the REIT. Neither
            NHLP nor any of its Subsidiaries or Affiliates nor the REIT nor any of its Subsidiaries or Affiliates, directly or indirectly, may purchase or make any offer to purchase any Notes unless an offer has been made to purchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case NHLP or any of its Subsidiaries or Affiliates or the REIT or any of its Subsidiaries or Affiliates purchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. Notwithstanding the foregoing, NHLP may purchase and make offers to purchase Notes in accordance with ss.3.6 hereof and any Notes so purchased shall not be required to be cancelled and new Notes may be issued in substitution therefor.

      Section 6.17. Amendment of Section 4.18 of the Original Indenture. Section
4.18 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.18. Transactions with Affiliates. NHLP will not, and will not permit any Restricted Subsidiary to, and the REIT will not, and will not permit any consolidated Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate or Subsidiary (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate or Subsidiary), except
                  (i) in the ordinary course of and pursuant to the reasonable requirements of NHLP's, such Restricted Subsidiary's, the REIT's or such consolidated Subsidiary's business and upon fair and reasonable terms no less favorable to NHLP, such Restricted Subsidiary, the REIT or such consolidated Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate or a Subsidiary and (ii) except for transactions between NHLP and the REIT pursuant to which NHLP may transfer certain of its nursing home facilities described in the Prospectus under the heading "The Healthcare Facilities" (including certain of the Financed Facilities in accordance with and subject to the Assumption Agreements) to the REIT in accordance with and as provided in the Prospectus.

      Section 6.18. Amendment of Section 4.19 of the Original Indenture. Paragraph (a) of Section 4.19 of the Original Indenture is hereby amended to read in its entirety as follows:

                        (a) Investments, loans and advances by NHLP and its
                  Restricted Subsidiaries in and to Restricted Subsidiaries, Equity Subsidiaries and the REIT, including any investment in a corporation which, after giving effect to such investment, will become a Restricted Subsidiary or an Equity Subsidiary; provided, however, that additional investments, loans and advances by NHLP and its Restricted Subsidiaries in the REIT shall not be allowed at any time if and when more than 10% of Consolidated Total Assets of the REIT shall be invested in non-health care related property.

      Section 6.19. Amendment of Section 4.20 of the Original Indenture. Section
4.20 of the Original Indenture is hereby amended to read in its entirety as follows:

                        Section 4.20. ERISA Compliance.

                        (a) NHLP will not, and will not permit any Restricted
                  Subsidiary to, permit any Pension Plans at any time maintained by NHLP (or any Restricted Subsidiary) to have any Unfunded Vested Pension Liabilities and the REIT will not, and will not permit any of its consolidated Subsidiaries to, permit any Pension Plans at any time maintained by the REIT or any consolidated Subsidiary to have any Unfunded Vested Pension Liabilities. As used herein "Unfunded Vested Pension Liability" shall mean an excess of the actuarial present value of accumulated vested Pension Plan benefits as at the end of the immediately preceding Pension Plan year of such Pension Plans (or as of any more recent valuation date) over the net assets allocated to such Pension Plans which are available for benefits, all as determined and disclosed in the most recent actuarial valuation report for such Pension Plans

                        (b) All assumptions and methods used to determine the
                  actuarial valuation of vested employee benefits under all Pension Plans at any time maintained by NHLP or any Restricted Subsidiary, or the REIT or any consolidated Subsidiary and the present value of assets of such Pension Plans shall be reasonable in the good faith judgment of NHLP or the REIT, as the case may be, and shall comply with all requirements of law.

                        (c) NHLP will not, and will not permit any Restricted
                  Subsidiary to, and the REIT will not, and will not permit any of its consolidated Subsidiaries to, cause any Pension Plan which it maintains or in which it participates at any time to:

                              (1) engage in any non-exempt, "prohibited
                        transaction" (as such term is defined in ERISA);

                              (2) incur any "accumulated funding deficiency" (as
                        such term is defined in ERISA), whether or not waived;
                        or

                              (3) terminate any such Pension Plan in a manner
                        which could result in the imposition of a lien on any property of the NHLP or any of its Restricted Subsidiaries or the REIT or any of its consolidated Subsidiaries, as the case may be, pursuant to ERISA.

                        (d) NHLP will not, and will not permit any Restricted
                  Subsidiary to, and the REIT will not, and will not permit any of its consolidated Subsidiaries to, permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan.

                        (e) NHLP will not, and will not permit any Restricted
                  Subsidiary to, and the REIT will not, and will not permit any of its consolidated Subsidiaries to, withdraw from any Multiemployer Plan if such withdrawal shall subject NHLP or any Restricted Subsidiary or the REIT or any of its consolidated Subsidiaries to withdrawal liability (as described under Part 1 of Subtitle E of Title IV of ERISA).

      Section 6.20. Amendment of Section 4.21 of the Original Indenture. Section
4.21 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.21. Reports and Rights of Inspection. NHLP will
            keep, and will cause each Restricted Subsidiary to keep, and the REIT will keep, and will cause each of its consolidated Subsidiaries to keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of NHLP or such Restricted Subsidiary and the REIT or such consolidated Subsidiary, as the case may be, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this ss.4.21 and concurred in by the independent public accountants referred to in ss.4.21(b) hereof), and will furnish to the Indenture Trustee and each Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

                  (a) Quarterly Statements. As soon as available and in any
            event within 45 days after the end of each Fiscal Quarter (except the last) of each Fiscal Year, copies of:

                           (1) consolidated and consolidating balance sheets of
            (A) NHLP and its Restricted Subsidiaries and (B) the REIT and its consolidated Subsidiaries, in each case as of the close of such Fiscal Quarter, setting forth in comparative form the consolidated figures for the Fiscal Year then most recently ended,

                        (2) consolidated and consolidating statements of
            operations of (A) NHLP and its Restricted Subsidiaries and (B) the REIT and its consolidated Subsidiaries, in each case for such Fiscal Quarter and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding Fiscal Year,

                        (3) consolidated and consolidating statements of cash
            flows of (A) NHLP and its Restricted Subsidiaries and (B) the REIT and its consolidated Subsidiaries, in each case for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the consolidated figures for the corresponding period of the preceding Fiscal Year,

                        (4) combined balance sheets of the Constituent Companies
            as of the close of such Fiscal Quarter, setting forth in comparative form the consolidated figures for the Fiscal Year then most recently ended,

                        (5) combined statements of operations of the Constituent
            Companies for such Fiscal Quarter and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding Fiscal Year, and

                        (6) combined statements of cash flows of the Constituent
            Companies for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the consolidated figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and certified as complete and correct by an authorized financial officer of NHLP;

                  (b) Annual Statements. As soon as available and in any event within 90 days after the close of each Fiscal Year of NHLP and the REIT, copies of:

                           (1) consolidated and consolidating balance sheets of
            (A) NHLP and its Restricted Subsidiaries and (13) the REIT and its consolidated subsidiaries, in each case as of the close of such Fiscal Year, and

                        (2) consolidated and consolidating statements of income
            and retained earnings and cash flows of (A) NHLP and its Restricted Subsidiaries for such Fiscal Year and (B) the REIT and its consolidated subsidiaries, in each case setting forth in comparative form the consolidated figures for the preceding Fiscal Year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by NHLP to the effect that the consolidated financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial condition of NHLP and its Restricted Subsidiaries and the REIT and its consolidated Subsidiaries, as the case may be and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; and

                        (3) combined balance sheets of the Constituent
            Companies, in each case as of the close of such Fiscal Year, and

                        (4) combined statements of income and retained earnings
            and cash flows of the Constituent Companies,

            in each case setting forth in comparative form the combined figures for the preceding Fiscal Year, all reasonable detail and certified as complete and correct by an authorized financial officer of NHLP and the REIT;

                  (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of NHLP or any Restricted Subsidiary or the REIT or any consolidated Subsidiary and any management letter received from such accountants;

                  (d) SEC and Other Reports. Promptly upon their becoming
            available, one copy of each financial statement, report, notice or proxy statement sent by (i) NHLP to public holders of Limited Partnership Interests generally and (ii) the REIT to any holders of any of its debt or equity securities, and of each regular or periodic report, and any registration statement or prospectus filed by NHLP or any Subsidiary thereof or the REIT or any Subsidiary thereof with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which NHLP or any of its Subsidiaries or the REIT or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over NHLP or any of its Subsidiaries or the REIT (other than routine health care notices issued by Federal or state agencies administering the Medicare or Medicaid programs);

                  (e) ERISA Reports. Promptly upon the occurrence thereof,
            written notice of (i) a Reportable Event with respect to any Pension Plan described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for a 30-day notice to the PBGC under such regulations),
            (ii) the institution of any steps by NHLP, the REIT, any ERISA Affiliate, the PBGC or any other person to terminate any Pension Plan, which steps would subject NHLP or the REIT to any liability to the PBGC; (iii) the institution of any steps by NHLP, the REIT or any ERISA Affiliate to withdraw from any Pension Plan, which steps would subject NHLP or any ERISA Affiliate to any withdrawal liability; (iv) a "prohibited transaction" within the meaning of
            Section 406 of ERISA in connection with any Pension Plan; (v) any material increase in the contingent liability of NHLP or any Restricted Subsidiary or the

            REIT or any consolidated Subsidiary with respect to any post retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                  (f) Officers' Certificates. Within the periods provided in paragraphs (a) and (b) above, certificates of an authorized financial officer of (i) NHLP, (ii) the REIT and (iii) NHLP and the REIT, each stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether NHLP, the REIT, and the Constituent Companies, as the case may be, were in compliance with the requirements of ss.4.11 through ss.4.14 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action NHLP, the REIT or the Constituent Companies, as the case may be, is taking and proposes to take with respect thereto;

                  (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Indenture and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Indenture insofar as any such teens or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                  (h) Unrestricted Subsidiaries. Within the respective periods provided in paragraph (b) above, financial statements of the character and for the dates and periods as in said paragraph (b) provided covering each Unrestricted Subsidiary of NHLP that is also a consolidated Subsidiary of NHLP; and

                  (i) Requested Information. With reasonable promptness, such other data and information as any Institutional Holder may reasonably request, including, without limitation, a report on the value of the Additional Collateral.

            Without limiting the foregoing, NHLP and the REIT will permit each Institutional Holder of the then outstanding Notes (or such Persons as such Institutional Holder may designate), to visit and inspect, under NHLP's or the REIT's (as the case may be) guidance, any of the properties of NHLP or any Restricted Subsidiary or the REIT or any consolidated Subsidiary thereof, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision NHLP and the REIT authorizes said accountants to discuss with each Institutional Holder the finances and affairs of NHLP and its Restricted Subsidiaries and the REIT and its consolidated Subsidiaries) all at such reasonable times and as often as may be reasonably requested. NHLP and the REIT shall not be required to pay or reimburse any such holder for expenses which any such holder may incur in connection with any such visitation or inspection, provided that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, NHLP and the REIT each agrees to reimburse such holder for all such expenses promptly on demand.

      Section 6.21. Amendment of Section 4.22 of the Original Indenture. Section
4.22 of the Original Indenture is hereby amended to read in its entirety as follows:

                  Section 4.22. Management Agreements. NHLP will at all times keep in force and effect a Management Agreement with respect to each of the Managed Facilities.

      Section 6.22. Amendment of Section 4 of the Original Indenture. Section 4 of the Original Indenture is hereby further amended by adding thereto after
Section 4.24 the following new Sections 4.25 and 4.26:

                  Section 4.25. Pledge of Additional Collateral by the REIT. (a)
            The REIT hereby covenants and agrees that on the Transfer Date it shall deposit and pledge with the Indenture Trustee, as additional collateral under this Indenture, Permitted Investments, cash and, subject to the limitations set forth below, mortgages on facilities owned by the REIT and assignments of mortgages from the REIT, in the aggregate having a book value on such date of not less than $20,000,000 (the "Additional Collateral"). The Trustee shall hold such Additional Collateral in a separate and segregated account under this Indenture to be designated the "Additional Collateral Account", and all such Additional Collateral and any Permitted Investments from time to time constituting a part thereof are hereby pledged and assigned to the Indenture Trustee and the Florida Co-Indenture Trustee and shall at all times constitute additional security for the Notes and all other indebtedness hereby secured. If a Default or Event of Default has occurred and is continuing to the knowledge of the Indenture Trustee, all moneys and Permitted Investments on deposit as part of the Additional Collateral Account shall be applied to the repayment of the Notes in the manner provided for in ss.8.11 in respect of the proceeds and avails of the collateral.

                  (b) If no Default or Event of Default shall exist, any
            interest, investment earnings or other distribution on any part of the Additional Collateral shall be paid over to or upon the order of the REIT not more frequently than quarterly, provided that the book value of Additional Collateral on deposit in the Additional Collateral Account shall at such times equal or exceed $20,000,000. If a Default or Event of Default shall exist, all interest, investment earnings or other distributions on any part of the Additional Collateral shall be held by the Trustee as part of the Trust Estate.

                  (c) So long as no Default or Event of Default shall have
            occurred and be continuing, the REIT may substitute new Additional Collateral for any or all of the Additional Collateral from time to time on deposit in the Additional Collateral Account and may otherwise direct the investment of the Additional Collateral. The REIT shall give the Indenture Trustee and the holders of the Notes written notice not less than 120 days prior to the date on which the REIT proposes to pledge any Additional Collateral consisting of property other than Permitted Investments in substitution for any Additional Collateral then had pursuant to this Indenture. Unless a Default or Event of Default has occurred and is continuing, the Indenture Trustee shall execute a release in respect of the Additional Collateral then held pursuant to this Indenture on the date of substitution upon compliance by the REIT with the following requirements:

                        (i) In the event that the REIT has elected to pledge a
                  facility owned by the REIT, then in such event, prior to any release of such Additional Collateral, the Indenture Trustee shall have received:

                              (A) a mortgage or deed of trust with respect to
                        such facility in form and substance satisfactory to the Indenture Trustee, duly executed, acknowledged and delivered by the REIT, in full force and effect and recorded or filed for record, together with all necessary financing statements and similar notices if and to the extent permitted or required by applicable law, in each public office wherein such recording or filing is deemed necessary or appropriate by the Indenture Trustee and its counsel to perfect the lien thereof as a valid first mortgage lien on such facility as against creditors of or purchasers from the REIT; and

                              (B) an Opinion of Counsel for the REIT to the
                        effect that the Mortgage with respect to such facility has been duly authorized, executed and delivered by the REIT and constitutes a legal, valid and binding instrument enforceable in accordance with its terms, subject to bankruptcy and equitable principles, no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by the REIT of such mortgage or the performance by the REIT of any of the matters required of the REIT thereunder and compliance by the REIT with all of the provisions of such mortgage will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of the REIT pursuant to the provisions of the Articles of Incorporation or By-laws of the REIT or any other agreement or instrument to which the REIT is a party or by which the REIT may be bound and further to the effect that all licenses relating to the operation and use of such facility are in full force and effect in the name of the REIT and that no further licenses or permits are required under any local, state or Federal law, ordinance, rule or regulation in order to conduct the business of the REIT at such facility.

                        (ii) In the event that the REIT has elected to pledge a
                  mortgage held by it as mortgagee, then in such event, prior to any release of such Additional Collateral, the Indenture Trustee shall have received:

                              (A) an assignment of such mortgage, duly executed,
                        acknowledged and delivered by the REIT (and consented to by the owner of such facility) in full force and effect and recorded or filed for record, together with all necessary financing statements and similar notices if and to the extent permitted or required by applicable law, in each public office wherein such recording or filing is deemed necessary or appropriate by the Indenture Trustee and its counsel to perfect the lien thereof as a valid first mortgage lien on such facility as against creditors of or purchasers from the REIT; and

                              (B) an Opinion of Counsel for the owner of such
                        facility to the effect that the mortgage and the consent to the assignment thereof have each been duly authorized, executed and delivered by the owner thereof and each constitutes a legal, valid and binding instrument enforceable in accordance with its terms, subject to bankruptcy and equitable principles, no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by the owner thereof of such mortgage and the consent to the assignment thereof or the performance by the owner thereof of any of the matters required of the owner thereof, and compliance by the owner thereof with all of the provisions of such mortgage and consent to the assignment thereof will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of the owner thereof pursuant to the provisions of the organizational documents or By-laws of the owner thereof or any other agreement or instrument of which the owner thereof is a party or by which the owner thereof may be bound, and
                        (ii) an Opinion of Counsel for the REIT to the effect that the mortgage assignment with respect to such facility has each been duly authorized, executed and delivered by the REIT and constitutes a legal, valid and binding instrument enforceable in accordance with its terms subject to bankruptcy and equitable principles, no approval, consent or withholding of objection on the part of, or filing registration or qualification with any governmental body, Federal, state or local, is necessary in connection with the execution and delivery by the REIT of such assignment or the performance by the REIT of any of the matters required of the REIT thereunder, and compliance by the REIT with all of the provisions of such assignment will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrances on any property of the REIT pursuant to the provisions of the Articles of Incorporation or By-laws of the REIT or any other agreement or instrument to which the REIT is a party or by which the REIT may be bound and further to the effect that all licenses relating to the operation and use of such facility are in full force and effect in the name of the owner of such Facility and that no further licenses or permits are required under any local, state or Federal law, ordinance, rule or regulation in order to conduct the business of the owner at such Acquired Facility.

                        (iii) In the case of both (i) and (ii) above, a survey,
                  a mortgage title insurance policy, a report of insurance brokers, an Environmental Audit and a list of licenses and permits in form and substance satisfactory to the Indenture Trustee.

                        (iv) Such other opinions, certificates, and other instruments as the Indenture Trustee or the holders of not less than 64% in aggregate principal amount of the Notes outstanding may reasonably request.

                        (v) the REIT shall pay all reasonable costs, charges and expenses in any way relating to or incurred in connection with the substitution of Additional Collateral and transfers into and out of the Additional Collateral Account, including reasonable attorneys' fees and expenses, recording fees, premiums covering title insurance and all applicable taxes which may be incurred or imposed by reason of such transactions.

                  (d) The REIT hereby covenants and agrees to maintain
            Additional Collateral on deposit in the Additional Collateral Account having a book value of not less than $20,000,000 and, each fiscal quarter, to provide to each Holder of a Note a written report listing the investments constituting the Additional Collateral (and showing the issuer thereof, the interest rate thereon and the maturity date thereof, if applicable) then on deposit in the Additional Collateral Account. Mortgages on facilities not owned by the REIT and pledged hereunder shall be valued at the book value of the outstanding indebtedness secured thereby; provided, however, that if such mortgage is in default, such mortgage shall be valued at the fair market value of the underlying property, as determined by an Appraiser; provided further, however, that the book value of the outstanding indebtedness secured by a mortgage cannot exceed the fair market value of the underlying property, whether or not such indebtedness is in default. Any facility owned by the REIT and pledged hereunder and the underlying property securing any mortgage pledged by the REIT hereunder shall be appraised by an Appraiser initially upon the pledge thereof hereunder and thereafter at each three-year anniversary of such pledge hereunder; provided, however, that any holder of any Notes may request such an appraisal or appraisals of any such Facility or property at any time or from time to time. The REIT hereby covenants and agrees to pay all costs and expenses of all such appraisals required or requested pursuant hereto.

                        (e) The Indenture Trustee shall use its best efforts to
                  release the Additional Collateral to or upon the order of the REIT within five Business Days after receipt of evidence satisfactory to the Holders of the first to occur of (i) at least 75% of the original aggregate principal amount of the REIT Debentures having been converted to common stock, (ii) the REIT shall have attained a ratio of Cash Flow to Pro Forma Debt Service of 1.50 to 1.00 or greater or (iii) the release of the lien of the Indenture.

                        Section 4.26. Limitation on Optional Redemption of REIT
                  Debentures. The REIT will not exercise any option to redeem any of the REIT Debentures if at the time of such action a Default or Event of Default shall exist and be continuing or would exist immediately after giving effect to such action.

                        Section 4.27. Prepayment of Notes in Connection with
                  Lack of Consent on Homewood Facility. If, on or before April 1, 1992, the Holders have not received evidence satisfactory to them that the United States Department of Housing and Urban Development shall have consented to the transfer of the Homewood Facility to the REIT, a principal amount of Notes equal to the principal amount of indebtedness then secured by the HUD-mortgage on the Homewood Facility shall be prepaid pursuant to ss.3.2.

SECTION 7. AMENDMENT OF SECTION 7 OF THE INDENTURE.

      Section 7.1. Amendment of Section 7.1 of the Original Indenture. Section
7.1 of the Original Indenture is hereby amended by adding thereto the following new sentence at the end thereof:

            All amounts received from time to time by the Indenture Trustee from NHLP with respect to the Assignments shall beheld held by the Indenture Trustee and applied to the payments and prepayments of principal of, premium, if any, and interest on the allocable portion of the Notes to which such payments relate which have become due and payable or will become due and payable on the date of receipt of any of the foregoing payments or prior to the first day of the month next succeeding the date of any such receipt, and the balance thereof shall be paid to the REIT.

SECTION 8. (f)AMENDMENT OF SECTION 8 OF THE INDENTURE.

      Section 8.1. Amendment of Section 8.1 of the Original Indenture. (a) Sections 8.1(f) and 8.1(g) of the Original Indenture are hereby amended to read in their entirety as follows:

                  (f) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt in excess of $100,000 in aggregate principal amount (other than the Funded Debt evidenced by the Notes) of the Issuer, NHLP, National or the REIT or any Restricted Subsidiary of NHLP or National or any consolidated Subsidiary of the REIT and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (g) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which Funded Debt or Current Debt in excess of $100,000 in aggregate principal amount of the Issuer, NHLP, National or the REIT or any Restricted Subsidiary of NHLP or National or any consolidated Subsidiary of the REIT may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Funded Debt or Current Debt of the Issuer, NHLP, National or the REIT or any Restricted Subsidiary of NHLP or National or any consolidated Subsidiary of the REIT outstanding thereunder; or

            (b) Section 8.1(i) of the Original Indenture is hereby amended to read in its entirety as follows:

                  (i) Any default shall occur under any lease agreement between the REIT and NHLP under which any Facility to be Transferred is being leased or any default shall occur in the observance or performance of any covenant or agreement contained in the REIT Guaranty, the Guaranty Agreement, the Stock Purchase Agreement, the Stock Pledge Agreement, the NHLP Loan Agreement, the Assignment of NHLP Note or the Assumption Agreements and such default shall continue for more than 30 days; or

      (b) Sections 8.1(k) and 8.1(1) of the Original Indenture are hereby amended to read in their entirety as follows:

                  (k) If any representation or warranty made by National, NHLP,
            NHC or the REIT in the Guaranty Agreement or the REIT Guaranty, or in any written statement or certificate furnished by National, NHLP, NHC or the REIT pursuant thereto or hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (1) NHLP or the REIT shall fail to comply in any respect with the provisions of one or more Mortgages or the Note and Mortgage Assignments to which it is a party or by which it may be bound, and such failure continues for more than a period of 30 days; or

      (c) Sections 8.1(n), 8.1(o), 8.1(p), 8.1(q) and 8.1(r) of the Original Indenture are hereby amended to read in their entirety as follows:

                  (n) This Indenture, any Note Purchase Agreement, the Guaranty
            Agreement, the REIT Guaranty or any Assumption Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a final non-appealable determination by any governmental body or court of competent jurisdiction that such agreement is invalid, void or unenforceable or National, NHC or NHLP shall contest or deny in writing the validity or enforceability of any of its obligations under the Guaranty Agreement or the REIT shall contest or deny in writing the validity or enforceability of any of its obligations under the REIT Guaranty; or

                  (o) Final judgment or judgments of a court or courts of
            competent jurisdiction for the payment of money aggregating in excess of $1,00O,000 is or are outstanding against National, NHLP or any Restricted Subsidiary of NHLP, NHC, the Issuer or the REIT or any consolidated Subsidiary of the REIT, as the case may be, or against any property or assets of any thereof and any one of such judgments has remained unpaid, unvacated, unhanded or unstayed by appeal or otherwise for a period of 90 days from the date of its entry; or

                  (p) A custodian, trustee or receiver is appointed for the
            Issuer (excluding the appointment of a successor Plan Trustee or a custodian in accordance with the terms of the Trust Agreement), National, NHLP, NHC or any Restricted Subsidiary of any thereof or the REIT or any consolidated Subsidiary thereof or for any material part of the property of any of them and is not discharged within 30 days after such appointment, or

                  (q) The Issuer, National, NHLP, NHC or any Restricted
            Subsidiary of any thereof or the REIT or any consolidated Subsidiary thereof becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Issuer, National, NHLP, NHC or any Restricted Subsidiary of any thereof or the REIT or any consolidated Subsidiary thereof causes an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Issuer, National, NHLP, NHC or any Restricted Subsidiary of any thereof or the REIT or any consolidated Subsidiary thereof or for any material part of the property of any of them; or

                  (r) Bankruptcy, reorganization, arrangement or insolvency
            proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Issuer, National, NHLP, NHC or any Restricted Subsidiary of any thereof or the REIT or any consolidated Subsidiary thereof and, if instituted against the Issuer, National, NHLP, NHC or any Restricted Subsidiary of any thereof or the REIT or any consolidated Subsidiary thereof are not dismissed within 60 days after such institution or are consented to.

SECTION 9. AMENDMENT OF SECTION 9 OF THE INDENTURE.

      Section 9.1. Amendment of Section 9.4(c)(ii) of the Original Indenture.
Section 9.4(c)(ii) of the Indenture is hereby amended by adding thereto the following new text:

            and with respect to each of the Sun City Facility and the Pinellas Facility, a Mortgage in substantially the form attached hereto as Exhibit C-3 except that the mortgagee thereunder shall be the REIT and NHLP, a Managed Facility Note, a Note and Mortgage Assignment (and a consent thereto) from the REIT and NHLP, a Management Agreement and a Collateral Assignment of Management Agreement Fees and financing statements or assignments of the financing statements with respect to each such Facility and the equipment located thereon, which Mortgages and financing statements and Note and Mortgage Assignment shall be recorded or filed for record in each public office in which such recording or fling is deemed necessary or appropriate by the Note Purchasers or their special counsel.

SECTION 10. MISCELLANEOUS.

      Section 10.1. Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, premises and agreements in this First Supplemental Indenture contained shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

      Section 10.2. Severability. In case any one or more of the provisions contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be effected or impaired thereby.

      Section 10.3. Notices. All communications provided for herein shall be given as provided for in Section 14.3 of the Original Indenture; provided, however, that notice to the REIT shall be addressed as follows:

                           National Health Investors, Inc.
                           Suite 1402, City Center
                           100 Vine Street
                           Murfreesboro, Tennessee 37130

                           Attention: Secretary

      Section 10.4. Counterparts. This First Supplemental Indenture may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one instrument.

      Section 10.5. Law Governing. This First Supplemental Indenture shall be construed in accordance with, and governed by, the laws of the State of Illinois.

      Section 10.6. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, NHLP agrees to pay all expenses relating to the subject matter of this First Supplemental Indenture, including but not limited to:

            (a) the cost of reproducing this First Supplemental Indenture, the First Amendments, the Assumption Agreements and the REIT and all other documents required or contemplated hereunder;

            (b) the reasonable fees and disbursements of Chapman and Cutler, special counsel to the Holders and Day, Berry & Howard, special counsel to the Indenture Trustee;

            (c) the reasonable out-of-pocket expenses of the Note Holders, the Indenture Trustee and the Florida Co-Indenture Trustee; and

            (d) all recording, filing fees and stamp taxes in connection with the recordation or filing and rerecordation or refiling of Assumption Agreements and any related documents and other notices thereof.

      The obligations of NHLP under this ss.7.6 shall survive the payment or prepayment of the Notes and the termination of the Indenture.

      Section 10.7. Modification Not To Effect Liability of Parties Under Original Indenture. The Issuer, NHLP, National and the REIT each hereby consents to the execution of this First Supplemental Indenture, the Assumption Agreements and the REIT Guaranty by the parties thereto and hereby acknowledge that such documents shall in no way limit the liabilities of the parties under the Mortgages, the Indenture, the Guaranty, any other Operative Agreement or any other document or instrument executed and delivered in connection with the issuance of the Notes. Upon an Event of Default under the Indenture, the Noteholders may proceed to enforce their rights under the Guaranty and the liability of the Guarantors under the Guaranty shall continue to be absolute and unconditional and shall not in any manner be affected or impaired by the acceptance of the Noteholders of the REIT Guaranty or by any failure, neglect or omission on the part of the Noteholders to proceed first to collect under the REIT Guaranty. There shall be no obligation on the part of the Noteholders at any time to first resort for payment under the REIT Guaranty or any of the property held as collateral therefor, nor any requirement to exhaust its remedies under the REIT Guaranty, before making a claim under the Notes, the Indenture, the Mortgages or the

Guaranty or resorting to any collateral, security, property or liens for any rights whatsoever securing the obligations under any thereof.

      Section 10.8. Ratification. Except to the extent hereby modified, amended or waived, the Original Indenture is in all respects hereby ratified, confirmed and approved by the parties hereto.

      Section 10.9. References to Indenture. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution of the Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall be deemed to include this Supplemental Indenture unless the context shall otherwise require.

      IN WITNESS WHEREOF, NHLP, National, the Issuer and the REIT have each caused this First Supplemental Indenture to be executed, and State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee, in evidence of its acceptance of the trusts hereby created, and Barnett Banks Trust Company, National Association, as Florida Co-Indenture Trustee has caused this Indenture to be executed, all as of the day and year first above written.

                                    NATIONAL HEALTHCORP L.P.

                                    By NHC, Inc.,
                                       Its Managing General Partner


                                    By
                                      -----------------------------------------
                                      Its

                                    By National Health Corporation,
                                       Its Administrative General Partner


                                    By
                                      -----------------------------------------
                                      Its

                                    NATIONAL HEALTH CORPORATION

                                    By
                                      -----------------------------------------
                                      Its


                                    NATIONAL HEALTH INVESTORS, INC.


                                    By
                                      -----------------------------------------
                                      Its

                                    NATIONAL HEALTH CORPORATION
                                      LEVERAGED EMPLOYEE STOCK
                                      OWNERSHIP TRUST


                                    By
                                       ------------------------------------
                                       As Co-Trustee of the Issuer


                                    By
                                       ------------------------------------
                                       As Co-Trustee of the Issuer


                                    STATE STREET BANK AND TRUST COMPANY
                                      OF CONNECTICUT, NATIONAL
                                      ASSOCIATION, as Indenture Trustee


                                    By
                                       ------------------------------------
                                       Its


                                    BARNETT BANKS TRUST COMPANY,
                                      NATIONAL ASSOCIATION, as Florida
                                      Co-Indenture Trustee


                                    By
                                       ------------------------------------
                                       Its